EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Video Without Boundaries, Inc. (the “Company”) on Form 10-KSB , as amended , for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, V. Jeffrey Harrell, Chief Executive Officer, President and Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report, fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ V. JEFFREY HARRELL
V. Jeffrey Harrell, Chief Executive Officer, President and Principal Financial and Accounting Officer

January 6, 2006